EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-85435 and 333-37558) and Form S-8 (Nos. 333-56961 and 333-70137) of Brigham Exploration Company of our report dated March 27, 2003 relating to the financial statements, which appears in this Form 10-K/A.



PricewaterhouseCoopers LLP



June 6, 2003
Dallas, Texas


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